Exhibit 99.1

NEWS RELEASE

Contacts:	Volcom, Inc.	PondelWilkinson Inc.
	Doug Collier, CFO	Rob Whetstone (310) 279-5963; rwhetstone@pondel.com
	(949) 646-2175	Evan Pondel (310) 279-5973; epondel@pondel.com

VOLCOM REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS

COSTA MESA, CA – October 29, 2009 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the third quarter ended September 30, 2009.

For the 2009 third quarter, total consolidated revenues were $93.9 million compared with $111.7 million in the third quarter of 2008. Total revenues in the company’s U.S. segment, which includes revenues from the U.S., Canada, Japan and most other international territories outside of Europe, as well as the company’s branded retail stores, were $56.8 million compared with $72.8 million in the prior-year period. Total revenues in the company’s Europe segment were $30.2 million compared with $31.0 million in the same period in 2008. Total revenues in the company’s Electric segment were $6.9 million compared with $7.9 million last year.

“We have worked diligently to capitalize on our company initiatives to create outstanding product and a cohesive brand message aimed toward capturing more market share,” said Richard Woolcott, Volcom’s chairman and chief executive officer. “We have relied on the strength of the Volcom brand, global marketing programs and sound capital structure to endure the past year and believe we have become a stronger organization. We are ready to compete and maintain our leadership position whatever pace or shape the economic recovery takes.”

Consolidated gross profit for the 2009 third quarter was $48.5 million, equal to 51.6% of total revenues, compared with $55.2 million, or 49.4% of total revenues, in the third quarter of 2008.

Selling, general and administrative expenses on a consolidated basis were $28.8 million in the 2009 third quarter versus $30.3 million in the comparable period in 2008.

Total operating income for the third quarter of 2009 on a consolidated basis was $19.7 million, compared with operating income of $24.9 million in the same period a year ago.

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Volcom 2009 Third Quarter Financial Results

The company’s consolidated effective tax rate for the 2009 third quarter was 34% compared with 35.5% for the third quarter of 2008.

Consolidated net income for the 2009 third quarter was $13.3 million, or $0.54 per diluted share, compared with $16.3 million, or $0.67 per diluted share in the comparable period in 2008.

At September 30, 2009, the company had approximately $99.3 million in cash, cash equivalents and short-term investments, no significant debt and stockholders’ equity of approximately $216.1 million. Net cash provided by operating activities for the nine-month period ended September 30, 2009 was approximately $19.4 million compared with $13.8 million in the prior year period.

2009 Fourth Quarter Financial Outlook

In putting forth its financial guidance for the 2009 fourth quarter, the company noted the myriad complexities in accurately assessing the current state of the global retail environment amid this year’s economic weakness. As such, the company currently expects total consolidated revenues for the 2009 fourth quarter of approximately $59 million to $62 million and earnings per diluted share in the range of $0.01 to $0.04 per share.

As a result of the company’s current outlook for the 2009 fourth quarter, Volcom is summarizing its 2009 full year consolidated revenue expectation of between $275 million to $278 million. This translates to diluted earnings per share for 2009 in the range of $0.76 to $0.79.

Conference Call Information

The company will host a conference call today at approximately 4:30 p.m. ET to discuss its financial results and outlook in further detail. The conference call will be available to interested parties through a live audio Internet broadcast at www.volcom.com. A telephone playback of the conference call will also be available until 11:59 p.m. ET, Thursday, November 5, 2009. Listeners should call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use reservation: 19614002.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,” and the brand is inspired by the energy of youth culture. Volcom branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

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Volcom 2009 Third Quarter Financial Results

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2009 Fourth Quarter Financial Outlook and Mr. Woolcott’s comments regarding being “ready to compete and maintain our leadership position whatever pace or shape the economic recovery takes” are forward-looking statements. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, including Pacific Sunwear and Zumiez, changes in fashion trends and consumer preferences, general economic conditions, the impact of sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$93,356	$111,124	$215,103	$263,027
Licensing revenues	560	545	1,348	1,651

Total revenues	93,916	111,669	216,451	264,678
Cost of goods sold	45,433	56,458	107,232	132,527

Gross profit	48,483	55,211	109,219	132,151
Selling, general and administrative expenses	28,825	30,305	82,710	85,985

Operating income	19,658	24,906	26,509	46,166
Other income:
Interest income, net	127	162	229	886
Foreign currency gain (loss)	222	(70)	991	(47)

Total other income	349	92	1,220	839

Income before provision for income taxes	20,007	24,998	27,729	47,005
Provision for income taxes	6,750	8,726	9,381	16,547

Net income	$13,257	$16,272	$18,348	$30,458

Net income per share:
Basic	$0.54	$0.67	$0.75	$1.25
Diluted	$0.54	$0.67	$0.75	$1.25
Weighted average shares outstanding:
Basic	24,354,208	24,344,584	24,350,725	24,334,743
Diluted	24,367,464	24,357,539	24,361,034	24,358,762

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$59,329	$79,613
Short-term investments	39,989	—
Accounts receivable — net of allowances	69,752	60,914
Inventories	22,425	27,086
Prepaid expenses and other current assets	3,021	2,596
Income taxes receivable	—	3,309
Deferred income taxes	5,908	4,947

Total current assets	200,424	178,465

Property and equipment — net	26,525	26,716
Investments in unconsolidated investees	330	330
Deferred income taxes	4,024	4,028
Intangible assets — net	10,520	10,578
Goodwill	668	665
Other assets	820	841

Total assets	$243,311	$221,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,835	$15,291
Accrued expenses and other current liabilities	13,436	12,027
Income taxes payable	3,479	—
Current portion of capital lease obligations	35	71

Total current liabilities	26,785	27,389

Long-term capital lease obligations	—	23
Other long-term liabilities	327	414
Income taxes payable – non-current	70	94
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	91,641	90,456
Retained earnings	120,283	101,935
Accumulated other comprehensive income	4,181	1,288

Total stockholders’ equity	216,129	193,703

Total liabilities and stockholders’ equity	$243,311	$221,623

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$18,348	$30,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,034	5,280
Provision for doubtful accounts	2,434	1,056
Excess tax benefits related to exercise of stock options	—	(34)
Loss on disposal of property and equipment	3	18
Stock-based compensation	1,246	739
Deferred income taxes	(963)	(137)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(13,574)	(21,375)
Inventories	5,032	(1,054)
Prepaid expenses and other current assets	(407)	(534)
Income taxes receivable/payable	6,683	3,112
Other assets	31	55
Accounts payable	(5,445)	(4,476)
Accrued expenses	1,040	887
Other long-term liabilities	(96)	(184)

Net cash provided by operating activities	19,366	13,811

Cash flows from investing activities:
Purchase of property and equipment	(3,406)	(4,498)
Business acquisitions, net of cash acquired	(897)	(28,892)
Purchase of intangible assets	—	(305)
Purchase of short-term investments	(64,933)	(284)
Sale of short-term investments	24,944	284
Purchase of additional shares in cost method investee	—	(32)
Proceeds from sale of property and equipment	6	—

Net cash used in investing activities	(44,286)	(33,727)

Cash flows from financing activities:
Principal payments capital lease obligations	(65)	(108)
Proceeds from government grants	—	470
Proceeds from exercise of stock options	—	273
Excess tax benefits related to exercise of stock options	—	34

Net cash (used in) provided by financing activities	(65)	669

Effect of exchange rate changes on cash	4,701	(391)

Net decrease in cash and cash equivalents	(20,284)	(19,638)
Cash and cash equivalents — Beginning of period	79,613	92,962

Cash and cash equivalents — End of period	$59,329	$73,324

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Total revenues:
United States	$56,769	$72,797	$142,839	$182,197
Europe	30,250	31,020	57,814	62,083
Electric	6,897	7,852	15,798	20,398

Consolidated	$93,916	$111,669	$216,451	$264,678

Gross profit:
United States	$28,350	$33,637	$69,874	$85,290
Europe	16,016	17,156	30,457	35,226
Electric	4,117	4,418	8,888	11,635

Consolidated	$48,483	$55,211	$109,219	$132,151

Operating income (loss):
United States	$9,017	$14,083	$13,801	$28,261
Europe	9,730	10,439	13,306	17,230
Electric	911	384	(598)	675

Consolidated	$19,658	$24,906	$26,509	$46,166